EXHIBIT 10.20

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) effective as of          , by and among Communications Sales & Leasing, Inc., a Maryland corporation (the “Corporation”), CSL National, LP, a Delaware limited partnership (the “Partnership”), their subsidiaries and affiliates, and the undersigned director or officer of the Corporation (the “Indemnified Party”).

Recitals

Directors and officers of the Corporation are protected in certain respects against liabilities that they may incur in connection with their services to, or on behalf of, the Corporation, the Partnership, or their subsidiaries or affiliates.  The Charter of the Corporation (the “Charter”), provides that, to the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages.  The Charter also provides for the indemnification of present and former directors and officers of the Corporation to the fullest extent expressly authorized by the Maryland General Corporation Law.  In addition, the Corporation maintains a policy of directors’ and officers’ liability insurance (“D & O insurance”) covering certain liabilities that the directors and officers of the Corporation may incur in the performance of their services on behalf of the Corporation, the Partnership, or their subsidiaries or affiliates.

The purpose of this Agreement, and counterparts of this Agreement, is to enable these directors and officers to continue to serve the Corporation, the Partnership, or any of their subsidiaries or affiliates without undue risk of personal liability by (1) providing for the continuation of the elimination of liability set forth in the Charter, the indemnification contained in the Charter, and the D&O insurance or comparable insurance and (2) providing these directors and officers with certain additional protection against liabilities that they may incur in connection with their service to the Corporation, the Partnership, or any of their subsidiaries or affiliates.

In consideration of the Indemnified Party’s services after the date of this Agreement and of his agreement to cooperate with the Corporation in defending any claim against the Indemnified Party as set forth in Section 4, the parties hereto agree as follows:

1.                                      Continuation of Limitation of Liability and Indemnification.  Except as specifically required by law, the Corporation shall not approve, or propose that its stockholders approve, an amendment to the Charter that would delete, supplement or amend Article Nine (which is entitled “Limitation of Liability”) of the Charter if the effect of the deletion, supplement or amendment would be to eliminate or diminish the protection against liabilities afforded to the Indemnified Party thereunder.  The provisions of the Limitation of Liability Section are incorporated in this Agreement by reference and shall be deemed to be a contractual obligation of the Corporation for the benefit of the Indemnified Party, enforceable by the Indemnified Party jointly and severally against the Corporation, the Partnership, and their subsidiaries and affiliates, if applicable, in accordance with their terms.

2.                                      Maintenance of D&O Insurance.  The Corporation shall use its best effort to maintain, or cause the Partnership to maintain, for as long as the Indemnified Party continues to be a director or officer of the Corporation, the Partnership, or any of their subsidiaries or affiliates, and thereafter for the period of time specified in Section 8, D&O insurance covering the Indemnified Party the terms of which (including limits of liability, retention amounts, and scope of coverage) shall be determined by the Board of Directors of the Corporation.  The Corporation will not, however, be required to purchase and maintain such D&O insurance if it is unavailable or if the Board of Directors of the Corporation, in its reasonable business judgment, determines that the amount of the premium is substantially disproportionate to the amount or scope of the coverage provided.

3.                                      Additional Indemnification of Indemnified Party.

(a)                                 Subject only to the exclusions set forth in Section 3(b), and without limiting the indemnification provided in Article Nine of the Charter and Section 1 of this Agreement, the Corporation and the Partnership shall jointly and severally indemnify the Indemnified Party against all Expenses (as hereinafter defined), liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) (“Losses”) incurred or suffered by the Indemnified Party in connection with any threatened, pending or completed action, suit or proceeding (each a “Proceeding”) whether civil, criminal, administrative or investigative (including, without limitation, any action by or in the right of the Corporation), to which the Indemnified Party is or was a party or is threatened to be made a party by reason of the fact that he or she is or was a director or officer of the Corporation or the Partnership, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer; provided, however, that, except as provided in Section 5 of this Agreement with respect to proceedings to enforce rights to indemnification, the Corporation and the Partnership shall jointly and severally indemnify the Indemnified Party in connection with a Proceeding (or part thereof) initiated by the Indemnified Party only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation; and provided further that any determination under Section 2-418(e) of the Maryland General Corporation Law shall be limited to whether the director or officer has met the standard of conduct required for indemnification, i.e., the applicability of any of the three exceptions set forth in Section 2-418(b)(1) of the Maryland General Corporation Law, and any such determination shall be made in accordance with Section 2-418(e) of the Maryland General Corporation Law.  In addition, the Corporation shall pay the Expenses incurred in defending any Proceeding in advance of its final disposition; provided, however , that if and to the extent that the Maryland General Corporation Law requires, an advance of Expenses incurred by the Indemnified Party in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by the Indemnified Party, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of the Indemnified Party, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the Indemnified Party is not entitled to be indemnified for such Expenses under this Section 3(a) or otherwise “Expenses” includes any and all reasonable and out-of-pockets attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel Expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, federal, state, local, or foreign taxes imposed on Indemnified Party as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties and any other disbursements or Expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in or otherwise participating in a Proceeding.  Expenses shall also include Expenses incurred in connection with any appeal resulting from any Proceeding including, without limitation, the premium for, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.  Demand on the Corporation prior to incurring Expenses is not required.

(b)                                 The indemnification provided by Section 3(a) shall not be paid by either the Corporation or the Partnership, or any of their subsidiaries or affiliates, with respect to any claim:

(i)                                     for which payment is actually made to the Indemnified Party under any D&O insurance purchased and maintained by the Corporation or the Partnership, except to the extent that the aggregate amount of the Losses for which the Indemnified Party is otherwise entitled to indemnification under Section 3(a) exceeds the amount of such payment;

(ii)                                  based upon or attributable to the Indemnified Party gaining in fact any improper personal benefit which is finally adjudged to have been illegal; provided that, the mere existence of a conflict of interest arising out of any fiduciary duty of the Indemnified Party, including any fiduciary duty imposed by the Employee Retirement Income Security Act of 1974, as amended from time to time, will not, by itself, be deemed to be a personal profit or advantage for purposes of this clause (ii);

(iii)                               for an accounting of profits made from the purchase or sale by the Indemnified Party of securities of the Corporation within the meaning of Section 16(b) of the Securities Act of 1934, as amended from time to time, or similar provisions of any state statutory law or common law as established by a suit in which final judgment is rendered against the Indemnified Party;

(iv)                              brought about or materially contributed to by acts of active and deliberate dishonesty committed by the Indemnified Party with actual dishonest purpose and intent as established by a suit in which final judgment is rendered against the Indemnified Party; or

(v)                                 for any loss or liability arising from an alleged violation of federal or state securities laws (other than as set forth in subsection (b)(iii) above), unless one or more of the following conditions are met:  (a) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to Indemnified Party; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to Indemnified Party; or (c) a court of competent jurisdiction approves a settlement of the claims against Indemnified Party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Corporation were offered or sold as to indemnification for violations of securities laws.

4.                                      Notification and Defense of Claims.  The Indemnified Party shall give to the Corporation, as soon as practicable, written notice of any claim made against the Indemnified Party for which indemnification will or could be sought under this Agreement.  The failure to give such notice shall not, however, relieve the Corporation, or the Partnership, of its obligations under this Agreement.  In addition, the Indemnified Party and the Corporation shall reasonably cooperate with each other in the defense of any such claim.  Notice or written requests to the Corporation under this Agreement shall be directed to the Corporation at 4001 Rodney Parham Road, Little Rock, Arkansas 72212, Attention:  Secretary, or to any other address the Corporation designates in writing to the Indemnified Party.

5.                                      Payment of Losses.  Subject to Section 3, the Corporation or the Partnership shall pay any Losses, or cause their subsidiaries or affiliates to pay any Losses, promptly, and in any event within forty-five days (or, in the case of an advance of Expenses, twenty days).  If a determination that the Indemnified Party is entitled to indemnification pursuant to this Agreement is required, and the Corporation fails to respond within sixty days (60) to a written request for indemnity, the Corporation shall be deemed to have approved the request.  If the Corporation denies, or causes the Partnership or any of their subsidiaries or affiliates to deny, a written request for indemnification or advance of Expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advance of Expenses, twenty days), the right to indemnification or advances as granted by this Agreement shall be enforceable by the Indemnified Party in any court of competent jurisdiction.  The Indemnified Party’s costs and Expenses (including fees and Expenses of counsel) incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation, the Partnership or any of their subsidiaries or affiliates, if applicable. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of Expenses where the undertaking required pursuant to Section 3(a) of this Agreement, if any, has been tendered to the Corporation) that the Indemnified Party has not met the standards of conduct which make it permissible under the Maryland General Corporation Law for the Indemnified Party to be indemnified for the amount claimed, but the burden of such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the Indemnified Party is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Maryland General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the Indemnified Party has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

6.                                      Court-Ordered Indemnification.  Subject to the limitations in Section 3(b), a court of appropriate jurisdiction, upon application of Indemnified Party and such notice as the court shall require, may order indemnification of Indemnified Party in the following circumstances:

(a)                                 if such court determines that Indemnified Party is entitled to reimbursement under Section 2-418(d)(1) of the Maryland General Corporation Law, the court shall order indemnification, in which case Indemnified Party shall be entitled to recover the Expenses of securing such reimbursement; or

(b)                                 if such court determines that Indemnified Party is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not Indemnified Party (i) has met the standards of conduct set forth in Section 2-418(b) of the Maryland General Corporation Law or (ii) has been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the Maryland General Corporation Law, the court may order such indemnification as the court shall deem proper.  However, indemnification with respect to any Proceeding by or in the right of the Corporation or in which liability shall have been adjudged in the circumstances described in Section 2-418(c) of the Maryland General Corporation Law shall be limited to Expenses.

7.                                      Subrogation.  In the event of payment, under this Agreement, the Corporation, the Partnership, or their subsidiaries or affiliates, if applicable, shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Party, who shall execute all documents and take all actions reasonably requested by the Corporation to implement such right of subrogation.

8.                                      Continuation of Indemnity.  All agreements and obligations of the Corporation, the Partnership, or their subsidiaries or affiliates, if applicable, contained herein shall cover services provided by the Indemnified Party following the date of this Agreement and shall continue during the period the Indemnified Party is subject to any liability for Losses by reason of the fact that the Indemnified Party is or was at any time a director, officer, employee or agent of the Corporation or the Partnership or is or was at any time serving at the request of a Corporation in the capacities set forth in Section 3 of this Agreement.

9.                                      Reports to Stockholders.  To the extent required by the Maryland General Corporation Law, the Corporation shall report in writing to its stockholders the payment of any amounts for indemnification of, or advance of Expenses to, the Indemnified Party under this Agreement arising out of a Proceeding by or in the right of the Corporation with the notice of the meeting of stockholders of the Corporation next following the date of the payment of any such indemnification or advance of Losses or prior to such meeting.

10.                               Non-Exclusivity.  Nothing in this Agreement shall be deemed to diminish or otherwise restrict the right of the Indemnified Party to indemnification or recovery under the Charter, any D&O insurance maintained by the Corporation or otherwise.

11.                               Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided, however, that the rights of the Indemnified Party under this Agreement may be assigned only by will or to such person’s personal representative or pursuant to the applicable laws of descent and distribution.  It is understood between the parties hereto that the term “Indemnified Party” shall include any such successors and assigns.

12.                               Severability.  If any provision or provisions of this Agreement are held to be unenforceable, the other provisions of this Agreement shall remain in full force and effect.

13.                               Governing Law.  This Agreement shall be governed by and construed in accordance with Maryland law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

THE CORPORATION:

COMMUNICATIONS SALES & LEASING, INC.

By:
Name:	Kenneth A. Gunderman
President & CEO

THE PARTNERSHIP:

CSL NATIONAL, LP

By:
Name:	Kenneth A. Gunderman
President & CEO

INDEMNIFIED PARTY:

Name: